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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                  FORM 8-K/A

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 16, 1998


                                ELECTROPURE, INC.
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             (Exact name of registrant as specified in its charter)


                CALIFORNIA                0-16416              33-0056212
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    State or other jurisdiction         (Commission           (IRS Employer
           of Incorporation             file number)       Identification No.)


            23456 SOUTH POINTE DRIVE, LAGUNA HILLS, CALIFORNIA 92653
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               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, include area code (949) 770-9347


                                      NONE
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          (Former name or former address, if changed since last report)



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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On June 16, 1998, due to a need for expanded accounting requirements and location of accountants, the Board of Directors approved the recommendation of management to (i) engage Kelly & Company as the independent auditors for Electropure, Inc. and (ii) dismiss Alex Chaplan & Associates as such independent accountants.

For the Company's fiscal years ended October 31, 1996 and 1997, the financial statements were subject to going concern qualifications and an uncertainty as to the outcome of certain litigation and claims, but were not otherwise qualified or modified as to audit scope, or accounting principles by Alex N. Chaplan & Associates. During the two fiscal years ended October 31, 1996 and 1997, and since October 31, 1997, there were not any disagreements with Alex N. Chaplan & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Alex N. Chaplan & Associates, would have caused it to make a reference to the subject matter of the disagreements in connection with its report, nor were there any "reportable events" as defined in
Item 304(a)(1)(v) of Regulation S-K. During the two fiscal years ended October 31, 1996 and 1997, and between October 31, 1997 and June 16, 1998, Registrant did not consult with Kelly & Company on the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements or any disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined above).

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS

        (B) EXHIBITS:

            16.1  Letter from Alex N. Chaplan & Associates dated July 13, 1999.

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ELECTROPURE, INC.
                                            (Registrant)

                                            /s/ CATHERINE PATTERSON
                                            ---------------------------
                                                Catherine Patterson
                                                Chief Financial Officer

July 13, 1999


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